Exhibit 10.38

EMPLOYMENT AGREEMENT

[date]

PERSONAL & CONFIDENTIAL

Dear _________________,

We are pleased to provide you with this employment agreement (“Agreement”) to govern the terms and conditions of your employment with _______________, an entity organized under the laws of ________ and having a principal office address at __________ (the “Company”).

Your employment with the Company is hereby deemed to have commenced on ________ (“Commencement Date”), subject to your execution of this letter agreement.  Your employment with the Company will also be subject to: (1) possession of a valid proof of employment authorization; (2) passing standard background checks to the satisfaction of the Company; and (3) your agreement to comply with the Company’s internal policies and procedures, existing as of the date of this offer and as may be created, modified, or amended from time to time in the Company’s sole discretion (collectively, the “Company Policies”).  Copies of all existing Company Policies will be made available to you upon your request. As used herein, “Employment” means your employment by the Company, along with any resulting appointments as an officer or a director of the board of directors of the Company or its Affiliates.  The Company and you are collectively referred to herein as the “Parties” and individually as a “Party”.  An “Affiliate” means the Company’s parent company, IBEX Holdings Limited (“IBEX”), and its direct and indirect subsidiaries (other than the Company).

1.	Position. Your position with the Company will be that of ________, reporting to _______.

2.
Duties.  You will be principally responsible for [duties description], and performing additional duties for the Company or its Affiliates as may be required from time to time (collectively the “Duties”).  You shall use your best efforts to further the interests of the Company and shall devote all of your business time and attention to performing your Duties hereunder.  The Company may change your Duties and supervisor at any time in its sole discretion.  [Notwithstanding the foregoing, you shall be permitted to serve as member of the Board of Directors of The Resource Group International Holdings Limited and/or its affiliates (“TRG”), provided that such activities do not materially interfere with the time commitment required for you to perform your Duties hereunder.  The Company will notify you in writing in the event it believes that such interference is occurring].

3.	Covenants. You hereby agree to the covenants and obligations set forth in Exhibit A to this Agreement.

4.	Location. ______ shall be your principal place of employment. Your Duties may require significant domestic and international travel, and you agree to travel as required to perform such Duties.

5.	Compensation.

a.
Base Salary.  You will earn base salary compensation at the monthly rate of $______, which is equivalent on an annualized basis to $_______ (“Base Salary”), subject to normal payroll taxes and withholdings. Your Base Salary shall be paid to you in accordance with the Company’s standard employee payroll schedule then in effect.  Your Base Salary is prospectively adjustable by the Company in its sole discretion, and such adjustments shall be effective only upon the Company’s delivery to you of written notice of such an adjustment.

b.
Bonus.  You will be eligible to earn an annual bonus at the end of each calendar year.  Whether you are awarded such a bonus and the amount thereof shall be determined by the Company, acting in its sole discretion.  You may receive other cash or equity bonus compensation, the existence, timing, and magnitude of which shall be determined by the Company in its sole discretion.  Any bonus or equity bonus shall be deemed earned only when actually paid or, for the equity, formally granted to you.

CONFIDENTIAL

c.
[Stock Option Grant.  The Company will recommend to the Board of Directors of IBEX that you be granted a stock option entitling you to purchase _____ common shares of IBEX, at a strike price per share as determined by the Board of Directors of IBEX.  Any stock option granted to you will be subject to the terms and conditions of IBEX’s 2017 Stock Option Plan and your execution of the exercise agreement and notice of grant evidencing the option (collectively, the “Plan Documents”).  Upon the termination of your employment for any reason, vesting of any granted stock options shall cease and any unvested portions shall then expire; however, subject to the terms of the Plan Documents, you shall have 3 months in which to exercise any option that has vested as of the date of such termination, after which the options shall be void.]

d.
Benefits.  You will also be eligible to participate in the benefits plans established by the Company, subject to the participation and eligibility requirements of those plans.  The benefit plans currently offered by the Company include health, dental, vision, disability, and life insurance plans, as well as a 401(k) plan.  The Company reserves the right to modify, amend and/or terminate any and all of its benefits plans at its discretion.

e.
Leave.  You will be entitled to a maximum of __ days of paid vacation and sick leave per year, subject to any requirements of any applicable Company policy.  This leave shall be earnable by you at the rate of __ days of paid leave for each month worked by you, provided that in no event shall your earned leave be allowed to exceed __ days in the aggregate. Any leave days not taken shall be void upon the termination of your employment, and you will receive no payment for them, unless required otherwise by applicable law.

6.
Term and Termination. You will be an employee-at-will, and, subject to the terms and conditions of this Agreement, either you or the Company may terminate your employment at any time for any reason.  You agree to give the Company at least 30 days’ prior written notice in the event that you seek to terminate your employment, with the Company having the option to accept your resignation with immediate effect.

a.
Effect on Officer and Director Positions.  If your employment ends for any reason, you agree that you will cease immediately to hold any and all officer or director positions you then have with the Company or any Affiliate (including IBEX), absent a contrary direction from the Board of IBEX or the Company (which may include either a request to continue such service or a direction to cease serving upon notice).  You hereby irrevocably appoint the Company to be your attorney-in-fact to execute any documents and do anything in your name to effect your ceasing to serve as a director and officer of the Company and any Affiliate, should you fail to resign following a request from the Company or the Board of IBEX to do so. A written notification signed by a director or duly authorized officer of the Company that any instrument, document or act falls within the authority conferred by this subsection will be conclusive evidence that it does so. The Company will prepare any documents, pay any filing fees, and bear any other expenses related to this Section 6.a.

7.	Effect of Section 409A of the Code.

a.
General 409A Principles.  For purposes of this Agreement, a termination of employment shall mean a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A” of the “Code”).  For purposes of this Agreement, each amount to be paid or benefit to be provided will be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short-term deferral period” as defined in Section 409A or are paid in a manner covered by Treas. Reg. Section 1.409A 1(b)(9)(iii) will not be treated as deferred compensation unless applicable law requires otherwise.  Neither the Company nor you will have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.  This Agreement is intended to comply with the provisions of Section 409A and this Agreement will, to the extent practicable, be construed in accordance therewith.  Terms defined in this Agreement will have the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A.  In any event, the Company makes no representations or warranty and will have no liability to you or any other person, if any provisions of or payments under this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy the conditions of that section.

b.
Six Month Delay.  If and to the extent any portion of any payment, compensation or other benefit provided to you in connection with your separation from service is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and you are a specified employee as defined in Section 409A(a)(2)(B)(i), as determined by the Company in accordance with its procedures, by which determination you hereby agree that you are bound, such portion of the payment, compensation or other benefit will not be paid before the earlier of (a) the day that is six months plus one day after the date of separation from service (as determined under Section 409A) or (b) the tenth (10th) day after the date of your death (as applicable, the “New Payment Date”).  The aggregate of any payments that otherwise would have been paid to you during the period between the date of separation from service and the New Payment Date will be paid to you in a lump sum in the first payroll period beginning after such New Payment Date, and any remaining payments will be paid on their original schedule.

CONFIDENTIAL

8.	Miscellaneous.

a.
You represent and warrant that you are not subject to any agreement or understanding with any current or prior employer or business (or any other entity or person) which would in any manner preclude you from fulfilling any of the duties or obligations you would have with the Company or which would result in any additional payment from the Company.

b.
This Agreement constitutes the entire agreement between you and the Company concerning your Employment with the Company.  The Company and you agree that all understandings, oral agreements, and representations with respect to such Employment, whether made prior to or after your execution of this Agreement, are void and/or are superseded by this Agreement and may not be relied upon.  This Agreement cannot be modified, changed, or amended, except in a writing signed by you and a duly-authorized representative of the Company.  No waiver by the Company shall be effective unless set forth in a writing executed by an authorized representative of the Company.  No person other than a party to this Agreement may enforce any of its terms.  This Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any entity with which, or into which, the Company may be merged or that may succeed to the Company’s assets or business, provided, however, that your obligations are personal and may not be assigned by you.

c.
Any notice required by this Agreement shall be in writing and may be delivered personally, or by overnight courier, with respect to the Company, to the addresses of the Company’s headquarters, in all cases with an email copy to __________ (or to any other email address that the Company may designate in writing to you), and with respect to you, to the address set forth in the signature block below or any other address that you may designate through written notice to the Company, in all cases with an email copy to you at __________.  Notices delivered personally shall be deemed delivered upon receipt.  Notices delivered by overnight courier shall be deemed delivered on the business day immediately subsequent to placement of the notice with the overnight courier.

d.
As provided in the Arbitration Agreement attached hereto as Exhibit B, you hereby agree that in any claim or dispute arising out of, or related to this Agreement or to any aspect of Employment relationship, including but not limited to equitable or declaratory relief, the matter must be dealt with by binding arbitration under the terms of the Arbitration Agreement, except as explicitly excluded therein.  This includes without limitation, all matters relating to the Agreement’s formation, and validity, binding effect, interpretation, performance, breach or termination.  All disputes shall be kept as strictly confidential and may not be publicly disclosed or made available to the public in any way for any reason without the prior written consent of the Company.

e.
This Agreement shall be governed by and construed in accordance with the laws of Washington, D.C. (without reference to the conflicts of laws provisions thereof).  The federal or state courts of the District of Columbia shall have exclusive jurisdiction over any disputes not covered by the Arbitration Agreement (attached hereto as Exhibit B), and the Parties accordingly submit to the exclusive jurisdiction of such courts for this limited purpose.  With respect to any such court action, the Parties hereto (a) submit to the personal jurisdiction of such courts; (b) consent to service of process by the means specified under Section 8(c) of the Agreement; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, inconvenient forum, or service of process. The Company and you each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

f.
This Agreement may be executed in multiple counterparts, that together, when executed shall be an original and constitute one instrument.  Copies of signed counterparts that are sent via facsimile or transmitted electronically between the Parties shall be deemed to be originals for purposes of establishing execution by either or both Parties.  This Agreement may be executed electronically with record of the transaction held electronically by either or both Parties.

[signature page to follow]
CONFIDENTIAL

Please formally record your acceptance of this Agreement by signing below.

IN WITNESS HEREOF, the Parties have agreed to enter into this Agreement as of the date first set forth above:

[Company Name]

[Company Address]

Name:

Title:

Employee’s signature:

Name:

Print address:

CONFIDENTIAL

EXHIBIT A

COVENANTS AND OBLIGATIONS

1.	Definitions.

1.1	All capitalized terms not expressly defined in this Exhibit shall have their meaning as defined in the Agreement.

1.2	“Company” means ________ and all of its Affiliates.

1.3
“Confidential Information” means all information of any nature in any form, whether disclosed in writing, orally, or electronically, that is disclosed to or known by you as a consequence of your Employment with the Company, whether such information is developed by the Company by you or is submitted to the Company in confidence by third parties.  Confidential Information shall include, without limitation, all writings, memoranda, copies, reports, records, papers, surveys, analyses, drawings, letters, computer printouts, computer programs (source and object code), computer applications, computer processing techniques, methodologies, proposals, bids, processes, specifications, customer data (such as customer lists, identities, and requirements), contacts, licenses, business methods, business processes, business techniques, business plans, financial records, employee compensation, marketing plans, data, graphs, charts, sound recordings, pictorial representations, inventions, prototypes, and samples (whether or not patentable or copyrightable).  Confidential Information does not include information that was (i) part of the public domain at the time of disclosure to you or becomes part of the public domain, other than by a breach of an obligation to maintain confidentiality; (ii) acquired by you from a third party without an obligation of confidentiality; or (iii) approved for public release in writing by the Company.

1.4
“Intellectual Property Rights” means all of the world-wide legal rights of, in and to the following: (i) patents, patent applications, and invention disclosures; (ii) copyrights and works of authorship, including without limitation textual, masks, audio/visual works, “look and feel,” and derivative works; (iii) trademarks, service marks, trade names, and trade dress, together with all goodwill associated therewith; (iv) trade secrets, know-how, and proprietary and confidential information; (v) moral rights; (vi) design rights; (vii) domain names; (viii) any rights analogous to those set forth in the preceding clauses; and (ix) any applications, registrations, divisions, combinations, continuations, renewals, reissues, extensions, and translations of the foregoing (as applicable); whether existing on the Commencement Date or thereafter filed, issued, or acquired.

2.          Confidentiality.

2.1
Non-Disclosure.  The Company may disclose to you Confidential Information as appropriate or necessary for you to perform your duties and any training associated therewith, and you shall generate and contribute to Confidential Information in connection with your duties.  You hereby covenant and agree that you shall not, during your Employment and for the maximum period thereafter as permitted by law, disclose to any person, nor use, any Confidential Information except as required in the course of Employment with the Company or as authorized with the prior written consent of the Company.  You agree to use your best efforts (and, at minimum, commercially-reasonable efforts) to prevent accidental or negligent loss or release of Confidential Information to any unauthorized persons or entities and shall immediately notify the Company in writing if any such loss or release occurs.

2.2
Return of Company Property.  Within 5 calendar days upon termination of your Employment for any reason (or upon the Company’s earlier request), you shall return to the Company all property of the Company then in your possession or under your control and all property made available to you in connection with your Employment with the Company, including without limitation, Confidential Information, Company credit cards, any and all records, drawings, manuals, models, notes, reports, contact information, papers and documents kept or made by you in connection with your Employment with the Company, all computer hardware or software, files, memoranda, correspondence, vendor and customer lists, financial data, keys, and security access cards or devices.  Without limiting the foregoing, you agree to return all documents, programs, files, materials, and electronically stored information that (i) may contain or be derived from any Confidential Information, Works or Inventions (all as defined herein) or (ii) may be connected with or derived from your Employment with the Company.  You hereby waive any right you may have to keep any information private from the Company or its legal counsel that may be contained or embedded in any of the foregoing, including but not limited to any computer device or storage medium furnished to you by the Company, and any non-Company email accounts.

CONFIDENTIAL

2.3
Right of Inspection.  For the purposes of verifying that the Company’s Confidential Information is not being misused or misappropriated, during the term of your Employment and within 60 days after the termination of your Employment for any reason, or in any litigation or arbitration involving or otherwise touching upon your Employment with the Company, the Company may issue an “Inspection Notice” to you requiring you to deliver to the Company: (1) all computer devices and electronic storage mediums that you own or over which you have control (and provide access codes and passwords) that you have used in connection with your employment with the Company; and (2) access codes and passwords to any personal email account or other personal electronic communication accounts or records that are controlled by you, or that are maintained by a third party on your behalf, that you have used in connection with your employment with the Company.  Upon receiving an Inspection Notice, you shall have 10 days to comply with the notice or otherwise be deemed to be in material breach of this exhibit.  You hereby consent to the Company’s inspection of such computer devices, electronic storage mediums, and personal electronic communication accounts and waive any right you may have to keep private from the Company or their legal counsel any information that may reside on such devices, mediums, or accounts.

3.          Works Made for Hire.

3.1
Works Made for Hire.  You acknowledge and agree that to the extent permitted by law, all work papers, reports, memoranda, research materials, documentation, drawings, photographs, negatives, tapes and masters, prototypes, contributions to a collective work, audio/visual works, translations, supplementary works, compilations, instructional texts, and all other copyrightable materials generated by you during and in connection with your relationship with the Company, including without limitation, any and all such materials generated and maintained on any form of electronic media (collectively, “Works”) shall be considered “works made for hire” and that authorship and ownership of any and all copyrights in any and all such works shall belong solely to the Company, including all aspects, elements, and components thereof in which any copyright can subsist and all rights to apply for copyright registration or to prosecute any claim of infringement of such Works.

3.2
Assignment of Works.  To the extent that any Works are not deemed to be “works made for hire”, you hereby irrevocably transfer, grant, convey, assign, and relinquish, all right, title, and interest in such Works, including all Intellectual Property Rights, to the Company, its successors, assigns, or nominees for no further consideration.

4.	Inventions.

4.1
Assignment of Inventions.  You hereby transfer, grant, convey, assign, and relinquish to the Company, or to those successors, assigns, or nominees that the Company may designate, all of your right, title, and interest (including all Intellectual Property Rights) in and to any ideas, discoveries, inventions, disclosures, and improvements (whether patentable or unpatentable) made, conceived, or suggested by you in whole or in part, either solely or jointly with others, during the course of your Employment with the Company or within 1 year following termination of your relationship with the Company, which were made with the use of the Company’s time, materials, or facilities or that are within the existing or the contemplated scope of the Company’s prospective business (collectively, the “Inventions”).  To avoid ambiguity, any Inventions created by you shall be automatically assigned to the Company, or to those successors, assigns, or nominees that the Company may designate, upon conception.

4.2
Duty of Disclosure.  You acknowledge and agree to communicate promptly and disclose to the Company, in such form and at such time as the Company requests, all information, details, material, and data pertaining to any Inventions.

4.3
Duty to Cooperate.  Upon request by the Company, you shall, at any time during your Employment with the Company or after termination thereof, execute and deliver to the Company all appropriate documents and perform all acts which the Company may request in order to apply for, obtain, maintain, and prosecute any copyrights, trademarks, patents, or other Intellectual Property Rights in any Works or Inventions, or in order to perfect the assignments and transfer of rights in and to the Works or Inventions hereunder, at the expense of the Company, but without further or additional consideration to you.

5.	Nonsolicitation and Noncompete.

5.1
Non-Solicitation of Employees.  You agree that during your Employment and for a two-year period following termination of employment for any reason, you will not, without the prior written consent of the Company, directly or indirectly (including without limitation as an individual, officer, director, proprietor, employee, partner, member, creditor, consultant, advisor, sales representative, agent, or investor of more than five percent (5%) of the issued equity of a corporate entity), solicit any employee, officer, director, or consultant of the Company, who was known to you during your Employment, to terminate or detrimentally modify their employment, officer, director, or consulting relationship with the Company.

CONFIDENTIAL

5.2
Non-Solicitation of Customers.  You agree that during your Employment and for a two-year period following termination of employment for any reason, you will not, without the prior written consent of the Company, directly or indirectly (including without limitation as an individual, officer, director, proprietor, employee, partner, member, creditor, consultant, advisor, sales representative, agent, or investor of more than five percent (5%) of the issued equity of a corporate entity), solicit any actual or prospective customer of the Company who was known to you during your Employment, to detrimentally modify, reduce, or terminate their actual or prospective customer relationships with the Company.

5.3
Non-Compete.  You agree that during the term of Employment, and for a 12 month period following termination of your employment for any reason, you shall not directly or indirectly engage, regardless of whether such engagement be as an individual, officer, director, proprietor, employee, partner, member, investor (other than solely as a passive holder of less than 5% of the outstanding equity of a corporate entity that is publicly traded), creditor, consultant, advisor, sales representative, agent, or other participant, anywhere in the Restricted Area, in a Restricted Business.  “Restricted Area” means all countries or geographic areas where the Company conducts business or services, including but not limited to the continental United States, Canada, The United Kingdom, Jamaica, Nicaragua, Pakistan, and the Philippines.  You recognize that the business of the Company is conducted on a worldwide scale and thus that this geographic area is reasonable. “Restricted Business” means any venture, enterprise, activity or business engaged in a business that competes with the business of the Company, including without limitation, any business which provides in or from the Restricted Area, contact center services, customer relationship management software or services, digital marketing, or the sale of Medicare or life insurance products.

5.4
Non-Disparagement.  You agree that, during the term of your Employment with the Company and up to the maximum extent allowed by law thereafter, you shall not disparage or criticize the Company, its corporate affiliates, nor any of their respective principals, directors, officers, or employees, including without limitation making any statements that are or could be harmful to the Company’s goodwill with its customers, vendors, employees, the media or the public, provided that disparaging or critical remarks made internally within the Company during your Employment in furtherance of your Employment are not prohibited, and nothing herein should be construed as preventing you from making truthful disclosures in any litigation or arbitration or in response to government inquires.

6.          General.

6.1
Severability.  If any provision of this schedule is found to be invalid, illegal, or unenforceable, then, notwithstanding such provision, all other provisions of this schedule shall remain in full force or effect, and the terms of such provision shall be limited to the extent necessary to render the provision valid, legal, and enforceable.

6.2
Other Agreements.  You hereby represent that your performance of all the terms of the Agreement and this Exhibit and the performance of your Duties as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by you in confidence or in trust prior to your employment with the Company.  You agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under the Agreement.  [Notwithstanding the foregoing, it is acknowledged that during your Employment, you may serve on the Board of Directors of TRG, and that following the termination of your employment, you may become an employee or officer of TRG, and as such, the Company, on behalf of itself, IBEX, and its Affiliates, hereby agrees that nothing in this Exhibit or the Agreement shall, except as set forth in Section 2 of the Agreement, impinge your ability to serve as a director or future employee or officer of TRG and/or its affiliates and render any duties associated therewith.  In addition, while the Stockholder’s Agreement is in effect and not terminated, nothing in this Exhibit A or the Agreement shall preclude or otherwise in any way hinder your from also engaging in any commercial, employment, or other legal relationship with TRG, or otherwise directly or indirectly exercising, or assisting in the exercise of, any right granted to TRG pursuant to the Stockholders Agreement, unless such engagement by you violates any law, regulation, or order that is applicable to the Company or its Affiliates.  As used herein, “Stockholders Agreement” means the Stockholder’s Agreement dated as of September 15, 2017 entered into between IBEX and The Resource Group International Limited].

6.3
Injunctive Relief and Specific Performance.  You agree that a breach of any covenant set forth in this Exhibit may result in irreparable and continuing harm to the Company for which there is no adequate remedy at law.  You agree that in the event of your actual, threatened, or intended breach of this schedule, the Company may have the right to seek injunctive relief or specific performance in a court of law without the posting of any bond. You agree that injunctive relief and specific shall be cumulative to any other remedy that the Company may seek for a breach of this Exhibit.  You agree that injunctive relief and specific shall be cumulative to any other remedy that the Company may seek for a breach of this Exhibit.  The periods for compliance set forth in Sections 5.1, 5.2, and 5.3 shall be extended by any period of time during which you are in breach of the covenants set forth therein.

CONFIDENTIAL

6.4
Controlling law and Forum.  In accordance with the Agreement, you agree that the provisions in this Exhibit shall be governed by the laws of the District of Columbia, regardless of conflict of law principles.  The federal or state courts of the District of Columbia shall have exclusive jurisdiction over any disputes brought by the Company arising out of or relating to any provision in this Exhibit, and you accordingly submit to the exclusive jurisdiction of such courts for this limited purpose.  With respect to any such court action, you hereto (a) submit to the personal jurisdiction of such courts; (b) consent to service of process by the means specified under Section 8(c) of the Agreement; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, inconvenient forum, or service of process.

6.5
Employee Status.  Nothing in this Exhibit shall be used to construe you as anything other than an at-will employee of the Company.  You understand that your Employment with the Company may be terminated in accordance with the Agreement.

CONFIDENTIAL

EXHIBIT B

ARBITRATION AGREEMENT

A. Mutual Consent

The Company and you mutually consent to the resolution, by final and binding arbitration, of any and all arbitrable claims or controversies (“claim”), except to the extent limited by Section B of this Arbitration Agreement, that the Company may have against you or that you may have against the Company, its Affiliates, its shareholders, or their respective officers, directors, partners, owners, employees or agents in their capacity as such or otherwise, arising out of or relating to your Employment or any other relationship you have with the Company or its Affiliates, including but not limited to, any claims arising out of or related to your Agreement or this Agreement to Arbitrate (this “Arbitration Agreement”) or the breach thereof, or any question relating to the Arbitration Agreement’s existence, validity or termination.  Legal disputes covered by this Arbitration Agreement include, but are not limited to: (i) claims or charges of discrimination (including, but not limited to, race, color, religion, creed, sex, sexual orientation, or sexual or other unlawful harassment, pregnancy, national origin, ancestry, age, physical or mental handicap or disability, genetic disposition or carrier status, marital status, veteran’s status, retaliation, or any other category protected under applicable federal, state or local fair employment practices law and specifically including but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), any state fair employment practices law such as the District of Columbia Human Rights Act of 1977, D.C. Code § 2-1401.01 et seq.; (ii) claims for breach of contract or promissory estoppel; (iii) tort claims, wrongful discharge claims, defamation and unfair business practices claims; and (iv) claims for wages, commissions, bonuses, severance, stock options and other equity, employee benefits or other compensation, whether pursuant to contract, state wage and hour laws, the Fair Labor Standards Act, ERISA, or any other law concerning wages, compensation or employee benefits.

The claims shall be settled exclusively by binding arbitration in accordance with Employment Arbitration Rules and Mediation Procedures (“AAA Rules”) of American Arbitration Association (“AAA”), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any claim or controversy not submitted to arbitration in accordance with this Exhibit (other than claims covered by Exhibit A, claims for workers compensation, or claims that cannot legally be submitted to arbitration) shall be waived, and thereafter no arbitration panel or tribunal or court shall have the power to rule or make any award on any such claim or controversy.

THE COMPANY AND YOU FULLY UNDERSTAND THAT, ABSENT THIS ARBITRATION AGREEMENT, LEGAL CLAIMS BETWEEN THE PARTIES COULD BE RESOLVED THROUGH THE COURTS AND A JURY BUT EXPRESSLY AGREE TO FOREGO THE TRADITIONAL LITIGATION SYSTEM IN FAVOR OF BINDING ARBITRATION.

B. Claims Not Covered by this Arbitration Agreement

The Arbitration Agreement does not apply to actions by the Company or its Affiliates for injunctive and/or other equitable relief, including but not limited to claims for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which you understand and agree that the Company or its Affiliates may seek and obtain relief from a court of competent jurisdiction.  You agree that any action by you for injunctive, equitable, or declaratory relief, is covered by this Arbitration Agreement and is subject to arbitration.

C.  Class Action Waiver

Except as otherwise required under applicable law, the Parties agree that neither of them will assert class action or representative action claims against the other, whether in arbitration or otherwise, which actions are hereby waived; and each of the Parties shall only submit their own, individual claims in arbitration and will not seek to represent the interests of any other person.

CONFIDENTIAL

D. Arbitration Rules and Applicable Law

The Parties agree that the Federal Arbitration Act (“FAA”) will govern this Arbitration Agreement and the interpretation and enforcement of the arbitration proceeding, including any actions to compel, enforce, vacate, or confirm proceedings, awards or orders issued by the Arbitrator. The Proceedings under this Arbitration Agreement will be administered by the AAA pursuant to the AAA Rules, except as provided in this Arbitration Agreement.  Except as provided in this Arbitration Agreement or the AAA Rules, the Arbitrator shall apply the state or federal law of Washington, DC, including laws establishing burdens of proof.  This Arbitration Agreement does not enlarge substantive rights of either party available under existing law.

THE FACT OF ANY ARBITRATION, AND ANY PROCEEDINGS, CLAIMS, OR DISPUTES RELATING TO THE ARBITRATION, SHALL BE KEPT BY YOU AS STRICTLY CONFIDENTIAL, AND SHALL BE DEEMED TO BE THE COMPANY’S CONFIDENTIAL INFORMATION.

E. Initiation of Arbitration and Time Limits

A party may initiate arbitration proceedings under this Arbitration Agreement by serving a written Request for Arbitration on AAA forms (a “Request for Arbitration”).  The Request for Arbitration must describe the nature of the dispute and the specific remedy sought and must be simultaneously mailed to all other parties to the dispute. Except for a claim asserting fraudulent or intentional wrongdoing, a Request for Arbitration must be filed within one year of the date when the cause of action first arose or be deemed waived.  Any failure to timely request arbitration constitutes a complete waiver of all rights to raise any claims in any forum relating to any dispute that was subject to arbitration.  The time limitations in this paragraph are not subject to any type of tolling.

F. The Arbitrator

All disputes will be resolved by a single Arbitrator selected from a list provided by the AAA pursuant to the AAA Rules.  The Arbitrator has the authority to determine the arbitrability of the dispute itself and to rule on any motions regarding discovery or the pleadings, including motions to dismiss and for summary judgment, and, in doing so, shall apply the standards set forth in the Federal Rules of Civil Procedure (except as otherwise set forth in this Arbitration Agreement), and to order any and all equitable or legal relief which a party could obtain from a court of competent jurisdiction on the basis of the claims made in the dispute.  The arbitrator shall have no power to vary or ignore the terms of this Arbitration and shall be bound by controlling law and the Federal Rules of Evidence.

G. Hearing Location and Language

Unless the parties agree otherwise in writing, the hearing shall take place at the Company’s offices in Washington, DC.

H. Arbitration Fees and Costs

The Company shall pay any filing fee and the fees and costs of the arbitrator; provided, however, that if you are the party initiating the arbitration, you will pay an amount equivalent to the filing fee that you would have paid to file a civil action or initiate a claim in the court of general jurisdiction in the state in which you performed services for the Company.  Each party shall pay for its own costs and attorneys’ fees, if any; provided, however that the arbitrator will award reasonable attorney’s fees and costs to the prevailing party in any arbitration, unless otherwise prohibited by law.

I. Severability

In the event that any provision of this Arbitration Agreement is determined by the Arbitrator or by a court of competent jurisdiction to be illegal, invalid or unenforceable to any extent, such provision shall be enforced to the extent permissible under the law and all remaining provisions of this Arbitration Agreement shall remain in full force and effect.

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J. Miscellaneous Provisions

1.	The parties understand and agree that their promises to arbitrate claims, rather than to litigate them before courts or other bodies, provide consideration for each other.

2.
This Arbitration Agreement to arbitrate shall survive the termination of your Employment with the Company.  It can only be revoked or modified in writing signed by the authorized representatives of the parties, which specifically states intent to revoke or modified this Arbitration Agreement.  Only the Board of the Company can revoke or modify this Arbitration Agreement on behalf of the Company.

3.
Notwithstanding anything to the contrary herein, to the extent that you seek to subpoena, or otherwise legally compel, a third party for information or testimony, and if such third party is an actual, past, or prospective customer of the Company or its affiliates, or is an employee, officer, or director of such customer, then no subpoena or other legal process may be issued to such third party unless:

i.	the Company agrees in writing to the issuance of the subpoena or legal process; or

ii.
upon written motion from you seeking to issue the subpoena or legal process, in which motion you shall have the burden of persuasion and the burden of proof, the Arbitrator finds good cause to issue such subpoena or legal process.

4.	This Arbitration Agreement, together with the employment agreement to which it is attached, is the complete agreement of the parties on the subject of arbitration of disputes.

5.	This Arbitration Agreement is not, and shall not be construed to create, any contract of employment, express or implied.

IN WITNESS HEREOF, the Parties have agreed to enter into this Arbitration Agreement as of the date set forth on the first page of the employment agreement:

[Company Name]

[Company Address]

Name:

Title:

Employee’s signature:

Name:

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